UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: October 4, 2018
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Long-Term Incentive Awards.
On October 4, 2018, the management development and compensation committee (“Committee”) of the board of directors of KB Home (“Company”) approved grants of long-term incentive awards pursuant to the Amended KB Home 2014 Equity Incentive Plan to the Company’s named executive officers — Jeffrey T. Mezger, the Company’s president and chief executive officer; Jeff J. Kaminski, the Company’s executive vice president and chief financial officer; Albert Z. Praw, the Company’s executive vice president, real estate and business development; Brian J. Woram, the Company’s executive vice president and general counsel; and William R. Hollinger, the Company’s senior vice president and chief accounting officer — and to certain other senior executives of the Company.
The long-term incentive awards granted to all of the Company’s named executive officers on October 4, 2018 consisted solely of performance-based restricted stock units (each, a “PSU”) corresponding to a target award amount of shares of KB Home common stock (“Award Shares”) for each recipient.
Each PSU granted on October 4, 2018 entitles a recipient to receive between 0% to 200% of the recipient’s Award Shares based on the Company’s achieving over the three-year performance period commencing on December 1, 2018 and ending on November 30, 2021 specified levels of (a) cumulative adjusted earnings per share; (b) average adjusted return on invested capital; and (c) revenue growth performance relative to a peer group of high-production public homebuilding companies. The earnings per share performance measure will determine 40%, the average return on invested capital performance measure will determine 35%, and the relative revenue growth performance measure will determine 25%, of the final number of shares of KB Home common stock that may be issued pursuant to each PSU. Each PSU recipient is also entitled to receive a proportionate amount of credited cash dividends that are paid in respect of one share of KB Home common stock with a record date between the grant date and the date the Committee determines the applicable performance achievements. If performance over the performance period for the three performance measures is below specific thresholds, each PSU recipient will receive no shares of KB Home common stock and no credited cash dividend amount.
The respective Award Shares for the PSUs granted to the Company’s named executive officers on October 4, 2018 are as follows:

Named Executive Officer	Performance-Based Restricted Stock Units (#)
Jeffrey T. Mezger	173,536
Jeff J. Kaminski	52,061
Albert Z. Praw	35,792
Brian J. Woram	33,623
William R. Hollinger	20,607

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2018	KB Home

	By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President, Corporate Secretary and Associate General Counsel